UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

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CoroWare, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 108th Avenue Northeast, Suite 1900
Bellevue, WA 98004
 (Address of principal executive offices)

(800) 641-2676
(Registrant's telephone number, including area code)

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Copies to:

Gary L. Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
Phone: (213) 381-7450
Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material  Definitive Agreement

On February 5, 2016, CoroWare, Inc. and its subsidiaries (collectively, the “Company”) entered into a Forbearance Agreement (the "Forbearance Agreement") with YA Global Investments, L.P. (“YA Global”). Under the terms of the Agreement, YA Global and the Company consolidated outstanding convertible notes previously in default totaling $2,829,690 (principal and interest) owed to YA Global into a new Amended, Restrated and Consolidated Convertible Debenture (“Debenture”) of the same amount secured by Company intellectual property and other assets, and YA Global agreed to refrain from converting the new Debenture or exercising any rights or remedies that they may have as specified in the new Debenture over a period ending on April 30, 2016, unless a breach of the Forbearance Agreement or the new Debenture occurs. Coroware agreed to pay $25,000 upon execution of the Forbearance Agreement, $25,000 on or before March 1, 2016, $30,000 on or before April 1, 2016, and, with the mutual consent of YA Global and the Company, $50,000 on or before May 1, 2016. All outstanding obligations, including the remaining amount of the Debenture, are due to be repaid by the earlier of  (a) the Termination Date of April 1, 2016, unless mutually extended (with a $50,000 payment by Coroware) to May 1, 2016, or  (b) a Termination Event (including failure of the Company to pay any of the amounts due under the Forbearance Agreement or Debenture, other defaults or adverse changes in collateral, etc.).

The Debenture, issued on February 9, 2016 in the principal amount of $2,829,690, bears annual interest of 6%, and has a Maturity Date of April 30, 2016, which may be extended at the option of the Holder (YA Global) provided no Event of Default (such as failure to timely pay any amount due, initiation of Company bankruptcy proceedings, cessation of quoting or listing of Coroware, Inc. common stock for five (5) consecutive trading days, etc.) shall have occurred.  Interest, in case of an Event of Default, at the Holder’s option, shall be increased to 18% per annum. The Debenture is secured by a pledge of Company assets, intellectual property and Company guaranties pursuant to an Amended and Restated Global Security Agreement, an Amended and Restated Intellectual Property Security Agreement) and a Global Guaranty Agreement. The Debenture is convertible at any time by the holder, subject to a 9.99% limitation on the total amount of outstanding common shares owned by the Holder after a conversion; however this limitation may be waived by the Holder upon not less than 65 days prior notice to Coroware, Inc. The Conversion Price is the lesser of (a) $0.0003 or (b) fifty percent (50%) of the lowest daily Volume Weighted Average Price of the Common Stock during the twenty (20) consecutive trading days immediately preceding the date of conversion.

 The foregoing description of the agreements referenced above is a general description only and does not purport to be a complete description of all terms of the agreements.

Item 7.01. Regulation FD Disclosure.

On February 9, 2016, CoroWare, Inc. issued a press release announcing its entry into the Forbearance Agreement, Debenture and other agreements with YA Global Investments, L.P.  The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by CoroWare, Inc. on February 9, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COROWARE, INC.

Date: February 11, 2016	By:	/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer